Exhibit 99.1

THE STRIDE RITE CORPORATION                                       June 29, 2006
NEWS RELEASE                                              FOR IMMEDIATE RELEASE

       CONTACT: Frank A. Caruso, Chief Financial Officer - (617)-824-6611


                              STRIDE RITE ANNOUNCES
                            CHANGES TO PENSION PLANS


                    FREEZES ITS DEFINED BENEFIT PENSION PLAN
                                       AND
                 ENHANCES ITS DEFINED CONTRIBUTION SAVINGS PLANS

     Lexington, MA, June 29, 2006 - The Stride Rite Corporation (NYSE: SRR) today announced that it has adopted changes to its defined benefit pension plan effective December 31, 2006, and will significantly increase matching contributions to its defined contribution plans beginning January 1, 2007. These changes will shift the future focus of retirement benefits toward the more predictable cost structure of 401(k), or defined contribution plans and away from the defined benefit pension plan.

     The changes to the plans will affect most associates and senior management. They include:

o Stopping the accrual of future benefits in the company's defined benefit pension plan and fully preserving all retirement benefits that employees will have earned as of date December 31, 2006.

o Redesigning the 401(k) savings plans to significantly improve the company-funded contribution so that there is a dollar for dollar company match on up to 6 percent of salary deferrals.

o Adopting other enhancements within the 401(k) savings plans to allow all participants to make full use of the maximum statutory deferral limits.

     The changes do not affect the vested accrued pension benefits of former associates, including Stride Rite retirees.

     "Continuing to support our associates' retirements while maintaining Stride Rite's financial strength and stability is an issue that we have given careful consideration to over the past year," said David Chamberlain, Stride Rite's Chairman and CEO. "We believe that these changes, while difficult, will achieve a balance between controlling our pension costs, while still enabling our associates to prepare for retirement.

     "These actions are being taken to provide Stride Rite with a more predictable and affordable cost structure for retirement benefits and will enhance our ability to compete. Many companies today, including most of the ones that we compete directly with, do not sponsor defined benefit pension plans. Furthermore, we believe that these steps are both prudent and appropriate at a time of uncertainty in the legislative and regulatory direction regarding defined benefit pension plans."

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COMPANY OVERVIEW:

     The Stride Rite Corporation markets the leading brand of high quality children's shoes in the United States. Other footwear products for children and adults are marketed by the Company under well-known brand names, including Keds, Sperry Top-Sider, Tommy Hilfiger, Saucony, Grasshoppers, Munchkin, Spot-bilt and Hind. Apparel products are marketed by the Company under the Saucony and Hind brand names. Information about the Company is available on our website - www.strideritecorp.com. Information about the Company's brands and product lines is available at www.striderite.com, www.keds.com, www.sperrytopsider.com and www.saucony.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

     This announcement includes forward-looking statements that are not based on historical facts and that reflect our current views with respect to the future events or financial performance discussed in the release, based on management's beliefs and assumptions and information currently available, including statements regarding the expected cost savings related to the changes to the Company's defined benefit plan. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties. Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied. Factors that could affect the Company's future results are contained in our periodic filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.